Exhibit 99.1
FOR IMMEDIATE RELEASE
ADAPTHEALTH CORP. ANNOUNCES THIRD QUARTER 2026 RESULTS
CONSHOHOCKEN, Pa. – November 3, 2026 - AdaptHealth Corp. (NASDAQ: AHCO) (“AdaptHealth” or the “Company”), a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment, medical supplies, and related services, announced today financial results for the third quarter ended September 30, 2026.
Third Quarter Business Highlights
•Made solid progress in the second full quarter of the Company’s exclusive capitated agreement with a large national integrated delivery network, with utilization lower than peak levels and reduced labor costs driving a sequential improvement in contract profitability.
•Cleared the Hart-Scott-Rodino waiting period for the pending sale of the Company’s Diabetes Health business for $235.0 million in cash, with the transaction on track to close in early 2027, subject to certain regulatory approvals and other customary closing conditions.
•Signed preferred-provider agreements with four health systems, and broadened its capitated portfolio through two smaller agreements with regional health plans, one new and one expanded.
•Grew registered myAPP users to more than 615,000, up approximately 88% from year-end 2025, and completed more than 12,600 patient scans with its AI-powered mask-fitting tool.

Third Quarter Results

All comparisons are to the quarter ended September 30, 2025 unless otherwise stated. The amounts presented below reflect the Company’s continuing operations, except for cash flow from operations and free cash flow, which include the cash flows from continuing operations and discontinued operations, see below for further discussion.
•Net revenue was $745.6 million compared to $672.4 million, an increase of 10.9%.
•Organic revenue growth of 12.8%, with growth across each of the Company’s reportable segments.
•Net loss attributable to AdaptHealth Corp. was $168.2 million compared to net income of $10.2 million, largely resulting from a $184.8 million pre-tax write down of goodwill.
•Adjusted EBITDA was $141.9 million compared to $146.1 million, a decrease of 2.9%.
•Cash flow from operations was $395.6 million year-to-date 2026, a decrease from $418.6 million during the comparable period in 2025, and free cash flow was $2.6 million year-to-date 2026, compared to $140.1 million during the comparable period in 2025.

Management Commentary

“In the third quarter, we delivered strong organic revenue growth and exceeded our guidance for revenue, Adjusted EBITDA and free cash flow,” said Suzanne Foster, Chief Executive Officer. “Our capitated partnership made a positive contribution to enterprise Adjusted EBITDA, driven by a tighter labor model and lower costs to serve. We also continue to move toward closing the sale of our Diabetes Health business, bringing us closer to a more focused portfolio built around Sleep Health, Respiratory Health and Wellness-at-Home. The business is stabilizing as we work through a period of transformation, and we look forward to carrying that momentum into 2027.”
Financial Outlook

The Company is revising its financial guidance for fiscal year 2026 on a continuing operations basis, which excludes the Diabetes Health business, except for free cash flow, which includes the cash flows from continuing operations and discontinued operations, as follows:
•Net revenue of $2.88 billion to $2.90 billion, from $2.85 billion to $2.89 billion
•Adjusted EBITDA of $510 million to $525 million, from $490 million to $520 million
•Free cash flow of $50 million to $75 million, from $80 million to $120 million
Conference Call
Management will host a teleconference today, Tuesday, November 3, 2026, at 8:30 am ET to discuss the results and business activities with analysts and investors.

Interested parties may participate in the call by dialing:
•800-274-8461 (Domestic) or
•203-518-9814 (International)

When prompted, reference Conference ID: AHCO3Q26
To access the Webcast, please go to the Company’s Investor Relations page at https://adapthealth.com/investorrelations/
Following the live call, a replay will be available for six months on the Company's website, www.adapthealth.com, under "Investor Relations."
About AdaptHealth Corp.

AdaptHealth is a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment, medical supplies, and related services. The Company operates under three reportable segments that align with its product categories: (i) Sleep Health, (ii) Respiratory Health, and (iii) Wellness at Home. The Sleep Health segment provides sleep therapy equipment, supplies and related services (including CPAP and BiLevel services) to individuals for the treatment of obstructive sleep apnea. The Respiratory Health segment provides oxygen and home mechanical ventilation equipment and supplies and related chronic therapy services to individuals for the treatment of respiratory diseases, such as chronic obstructive pulmonary disease and chronic respiratory failure. The Wellness at Home segment provides home medical equipment and services to patients in their homes including those who have been discharged from acute care and other facilities. The segment tailors a service model to patients who are adjusting to new lifestyles or navigating complex disease states by providing essential medical supplies and durable medical equipment.

In July 2026, AdaptHealth entered into a definitive agreement to sell the Diabetes Health business for $235.0 million in cash, subject to customary purchase price adjustments. As a result of this transaction, the Diabetes Health business met the criteria to be reported as discontinued operations. Therefore, AdaptHealth has reported the results of the Diabetes Health business, including the results of operations, and related assets and liabilities, as discontinued operations for all periods presented herein.

The Company is proud to partner with an extensive and highly diversified network of referral sources, including acute care hospitals, sleep labs, pulmonologists, skilled nursing facilities, and clinics. AdaptHealth services beneficiaries of Medicare, Medicaid, and commercial insurance payors, reaching approximately 4.8 million patients annually in all 50 states through its network of approximately 660 locations in 48 states.

Forward-Looking Statements
This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations and the Company’s acquisition pipeline. These statements are based on various assumptions and on the current expectations of AdaptHealth management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of judicial and administrative proceedings to which the Company may become a party or governmental investigations to which the Company may become subject that could interrupt or limit the Company’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in the Company’s customers’ preferences, prospects and the competitive conditions prevailing in the healthcare sector. A further description of such risks and uncertainties can be found in the Company’s filings with the Securities and Exchange Commission. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently knows or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Use of Non-GAAP Financial Information and Financial Guidance

The Company uses EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, free cash flow and organic revenue, which are financial measures that are not in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, to analyze its financial results and believes that they are useful to investors, as a supplement to U.S. GAAP measures. In addition, the Company’s ability to incur additional indebtedness and make investments under its existing credit agreement is governed, in part, by its ability to satisfy tests based on a variation of Adjusted EBITDA.

The Company believes Adjusted EBITDA and Adjusted EBITDA Margin are useful to investors in evaluating the Company’s financial performance. The Company uses Adjusted EBITDA as the profitability measure in its incentive compensation plans that have a profitability component and to evaluate acquisition opportunities, where it is most often used for purposes of contingent consideration arrangements.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin should not be considered as measures of financial performance under U.S. GAAP, and the items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. Accordingly, these key business metrics have limitations as an analytical tool. They should not be considered as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity.

The Company uses free cash flow, which is a financial measure that is not in accordance with U.S. GAAP, in its operational and financial decision-making and believes free cash flow is useful to investors because similar measures are frequently used by securities analysts, investors, ratings agencies and other interested parties to evaluate the Company's competitors and to measure the ability of companies to service their debt. The Company's presentation of free cash flow should not be construed as a measure of liquidity or discretionary cash available to the Company to fund its cash needs, including investing in the growth of its business and meeting its obligations.

Free cash flow should not be considered as a measure of financial performance under U.S. GAAP. Accordingly, this key business metric has limitations as an analytical tool. It should not be considered as an alternative to any performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity.

The Company uses organic revenue, which is a financial measure that is not in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, to analyze its financial results and believes that it is useful to investors, as a supplement to U.S. GAAP measures. The change in net revenue from organic revenue is reported as organic revenue as a percentage of prior period total reported net revenue. Management believes organic revenue is meaningful to investors as it provides appropriate visibility into how the Company changes organically—that is, within its existing operations using its own resources.

Organic revenue is defined as all changes in reported net revenues from the comparable period presented, excluding: (1) increases in net revenue in the current period from acquisitions attributable to businesses and/or assets the Company has owned for less than one year based on the month of acquisition. This excludes the acquisition of assets from previous providers to facilitate the transition of patients related to newly awarded at-risk capitated contracts, since the revenue related to these agreements is earned organically; and (2) decreases in net revenue from dispositions existing in the prior period from divested product lines, services, and/or businesses for which there is no revenue recognized in the current period.

This release contains non-GAAP financial guidance. There is no reliable or reasonably estimable comparable GAAP measure for the Company’s non-GAAP financial guidance because the Company is not able to reliably predict the impact of certain items that typically have one or more of the following characteristics, such as being highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of future operating results. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods. As a result, reconciliation of the non-GAAP financial guidance to the most directly comparable GAAP measure is not available without unreasonable effort. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on the Company’s future GAAP results.

In addition, the Company’s financial guidance in this release excludes the impact of any potential additional future strategic acquisitions and any items that have not yet been identified and quantified. The financial guidance is subject to risks and uncertainties applicable to all forward-looking statements as described elsewhere in this press release.

ADAPTHEALTH CORP.
Condensed Consolidated Balance Sheets (Unaudited)

(in thousands)	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash	$80,687	$106,136
Accounts receivable	395,866	370,897
Inventory	111,897	114,893
Prepaid and other current assets	73,508	100,619
Current assets held for sale - discontinued operations	177,131	36,354
Total current assets	839,089	728,899
Equipment and other fixed assets, net	646,895	503,193
Operating lease right-of-use assets	121,244	111,968
Finance lease right-of-use assets	39,366	52,300
Goodwill	2,158,313	2,457,627
Identifiable intangible assets, net	29,902	35,774
Deferred income taxes, net	302,997	267,786
Other assets	62,903	19,119
Noncurrent assets held for sale - discontinued operations	—	139,911
Total Assets	$4,200,709	$4,316,577
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$600,674	$553,700
Current portion of long-term debt	16,250	20,313
Current portion of operating lease obligations	36,543	30,728
Current portion of finance lease obligations	18,281	17,702
Contract liabilities	67,182	59,339
Other liabilities	5,305	30,106
Liabilities held for sale - discontinued operations	580	504
Total current liabilities	744,815	712,392
Long-term debt, less current portion	1,867,607	1,715,983
Operating lease obligations, less current portion	90,173	85,470
Finance lease obligations, less current portion	21,076	32,604
Other long-term liabilities	243,805	243,804
Total Liabilities	2,967,476	2,790,253
Total Stockholders' Equity	1,233,233	1,526,324
Total Liabilities and Stockholders' Equity	$4,200,709	$4,316,577

ADAPTHEALTH CORP.
  Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share data)	2026	2025	2026	2025
Net revenue	$745,648	$672,367	$2,165,828	$1,974,014
Costs and expenses:
Cost of net revenue	630,841	533,849	1,851,183	1,594,130
General and administrative expenses	88,661	88,143	278,638	268,301
Depreciation and amortization, excluding patient equipment depreciation	9,316	7,002	24,433	21,330
Goodwill impairment	184,751	—	328,987	—
Total costs and expenses	913,569	628,994	2,483,241	1,883,761
Gain on sale of businesses	—	—	(6,269)	(32,225)
Gain on deconsolidation of subsidiary	(12,002)	—	(12,002)	—
Operating (loss) income	(155,919)	43,373	(299,142)	122,478
Interest expense, net	28,600	25,380	80,403	81,312
Loss on extinguishment of debt	—	—	1,322	—
(Loss) income from continuing operations before income taxes	(184,519)	17,993	(380,867)	41,166
Income tax (benefit) expense	(17,494)	6,519	(45,886)	36,813
Net (loss) income from continuing operations	(167,025)	11,474	(334,981)	4,353
Net income from discontinued operations, net of tax	14,259	14,276	34,623	31,146
Net (loss) income	(152,766)	25,750	(300,358)	35,499
Income attributable to noncontrolling interest	1,221	1,241	3,598	3,523
Net (loss) income attributable to AdaptHealth Corp.	$(153,987)	$24,509	$(303,956)	$31,976

Weighted average common shares outstanding - basic	136,396	135,345	136,101	135,048
Weighted average common shares outstanding - diluted	136,396	137,211	136,101	137,102

Basic net (loss) income per share:
Continuing operations	$(1.23)	$0.07	$(2.49)	$0.01
Discontinued operations	0.10	0.10	0.25	0.21
Basic net (loss) income per share	$(1.13)	$0.17	$(2.24)	$0.22

Diluted net (loss) income per share:
Continuing operations	$(1.23)	$0.07	$(2.49)	$0.01
Discontinued operations	0.10	0.10	0.25	0.21
Diluted net (loss) income per share	$(1.13)	$0.17	$(2.24)	$0.22

ADAPTHEALTH CORP.
Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
(in thousands)	2026	2025
Cash flows from operating activities:
Net (loss) income	$(300,358)	$35,499
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization, including patient equipment depreciation	343,665	284,421
Goodwill impairment	328,987	—
Equity-based compensation	13,254	16,738
Reduction in the carrying amount of operating lease right-of-use assets	32,050	22,946
Reduction in the carrying amount of finance lease right-of-use assets	14,909	10,942
Deferred income tax (benefit) expense	(33,424)	47,167
Loss on extinguishment of debt	1,322	—
Amortization of deferred financing costs	5,369	4,437
Gain on deconsolidation of subsidiary	(12,002)	—
Gain on sale of businesses	(6,269)	(32,225)
Other	1,472	3,000
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(24,969)	22,142
Inventory	(4,948)	(9,749)
Prepaid and other assets	26,743	(75,059)
Operating lease obligations	(30,809)	(23,474)
Operating liabilities	40,621	111,802
Net cash provided by operating activities	395,613	418,587
Cash flows from investing activities:
Purchases of equipment and other fixed assets	(392,981)	(278,492)
Payments for business acquisitions, net of cash acquired	(127,422)	(18,561)
Proceeds from the sale of businesses, net of cash disposed	6,269	117,175
Proceeds from the sale of assets	1,439	—
Investment in joint venture	(2,000)	—
Receipt of contingent consideration from the sale of assets	—	1,156
Net cash used in investing activities	(514,695)	(178,722)
Cash flows from financing activities:
Proceeds from borrowings on long-term debt and lines of credit	900,000	—
Repayments on long-term debt and lines of credit	(755,031)	(225,000)
Repayments of finance lease obligations	(12,925)	(12,179)
Proceeds received in connection with employee stock purchase plan	1,338	1,210
Payments relating to the Tax Receivable Agreement	(26,846)	(25,045)
Payments of debt financing costs	(5,444)	—
Distributions to noncontrolling interests	(3,821)	(5,426)
Payments for tax withholdings from vesting of restricted stock units and stock option exercises	(3,427)	(2,604)
Payments of deferred purchase price from acquisitions	(211)	(211)
Net cash provided by (used in) financing activities	93,633	(269,255)
Net decrease in cash	(25,449)	(29,390)
Cash at beginning of period	106,136	109,747
Cash at end of period	$80,687	$80,357

ADAPTHEALTH CORP.
Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

This press release presents AdaptHealth’s EBITDA and Adjusted EBITDA for the three and nine months ended September 30, 2026 and 2025.

AdaptHealth defines EBITDA as net income (loss) from continuing operations, plus interest expense, net, income tax expense (benefit), and depreciation and amortization, including patient depreciation.

AdaptHealth defines Adjusted EBITDA as EBITDA (as defined above), plus equity-based compensation expense, goodwill impairment, gain on deconsolidation of subsidiary, gain on sale of businesses, restructuring expenses, loss on extinguishment of debt, litigation settlement expense, and certain other non-recurring items of expense or income.

The following unaudited table presents the reconciliation of net income (loss) from continuing operations to EBITDA and Adjusted EBITDA, and the reconciliation of net income (loss) from continuing operations as a percentage of net revenue to Adjusted EBITDA Margin, for the three months ended September 30, 2026 and 2025:

	Three Months Ended September 30,
	2026		2025
(in thousands, except percentages)	Dollars	Revenue Percentage	Dollars	Revenue Percentage
	(Unaudited)
Net (loss) income from continuing operations	$(167,025)	(22.4)%	$11,474	1.7%
Interest expense, net	28,600	3.8%	25,380	3.8%
Income tax (benefit) expense	(17,494)	(2.3)%	6,519	1.0%
Depreciation and amortization, including patient equipment depreciation	116,800	15.7%	92,228	13.7%
EBITDA	(39,119)	(5.2)%	135,601	20.2%
Equity-based compensation expense (a)	986	0.1%	5,191	0.8%
Goodwill impairment (b)	184,751	24.8%	—	—%
Gain on deconsolidation of subsidiary (c)	(12,002)	(1.6)%	—	—%
Other non-recurring expenses, net (d)	7,288	0.9%	5,298	0.7%
Adjusted EBITDA	$141,904	19.0%	$146,090	21.7%
Adjusted EBITDA Margin		19.0%		21.7%

(a)	Represents equity-based compensation expense for awards granted to employees and non-employee directors.
(b)
Represents non-cash goodwill impairment charges as a result of the fair values of the Company's Respiratory Health and Wellness at Home reporting units being less than their respective carrying values.

(c)	Represents a pre-tax gain associated with the deconsolidation of the Company's former wholly-owned eCommerce subsidiary.
(d)
The 2026 period consists of $5.1 million of consulting expenses associated with asset dispositions, $1.6 million of severance related to the Company's former Chief Financial Officer, and $0.6 million of other non-recurring expenses. The 2025 period consists of $1.7 million of consulting expenses associated with a reorganization project, $1.2 million write-off of assets, $0.6 million of consulting expenses associated with asset dispositions, and $1.8 million of other non-recurring expenses.

The following unaudited table presents the reconciliation of net income (loss) from continuing operations to EBITDA and Adjusted EBITDA, and the reconciliation of net income (loss) from continuing operations as a percentage of net revenue to Adjusted EBITDA Margin, for the nine months ended September 30, 2026 and 2025:

ADAPTHEALTH CORP.

	Nine Months Ended September 30,
	2026		2025
(in thousands, except percentages)	Dollars	Revenue Percentage	Dollars	Revenue Percentage
	(Unaudited)
Net (loss) income from continuing operations	$(334,981)	(15.5)%	$4,353	0.2%
Interest expense, net	80,403	3.7%	81,312	4.1%
Income tax (benefit) expense	(45,886)	(2.1)%	36,813	1.9%
Depreciation and amortization, including patient equipment depreciation	332,483	15.4%	268,094	13.6%
EBITDA	32,019	1.5%	390,572	19.8%
Equity-based compensation expense (a)	12,750	0.6%	16,393	0.8%
Goodwill impairment (b)	328,987	15.2%	—	—%
Gain on deconsolidation of subsidiary (c)	(12,002)	(0.6)%	—	—%
Gain on sale of businesses (d)	(6,269)	(0.3)%	(32,225)	(1.6)%
Restructuring expenses (e)	6,070	0.3%	—	—%
Loss on extinguishment of debt (f)	1,322	0.1%	—	—%
Litigation settlement expense (g)	500	—%	—	—%
Other non-recurring expenses, net (h)	15,085	0.7%	20,439	1.0%
Adjusted EBITDA	$378,462	17.5%	$395,179	20.0%
Adjusted EBITDA Margin		17.5%		20.0%

(a)	Represents equity-based compensation expense for awards granted to employees and non-employee directors.
(b)	Represents non-cash goodwill impairment charges as a result of the fair values of the Company's Respiratory Health and Wellness at Home reporting units being less than their respective carrying values.
(c)	Represents a pre-tax gain associated with the deconsolidation of the Company's former wholly-owned eCommerce subsidiary.
(d)	Represents pre-tax gains associated with the dispositions of two businesses within the Company's Wellness at Home segment.
(e)	Represents expenses related to a cost savings plan that was implemented in June 2026.
(f)	Represents third-party fees and the write-off of unamortized deferred financing costs in connection with the refinancing of the Company's credit agreement.
(g)	Represents an estimated expense to settle a shareholder derivative complaint.
(h)
The 2026 period consists of $9.3 million of consulting expenses associated with asset dispositions, $2.1 million of transaction costs associated with acquisitions, $1.6 million of severance related to the Company's former Chief Financial Officer, and $2.1 million of other net non-recurring expenses. The 2025 period consists of $9.8 million of consulting expenses associated with asset dispositions (of which $5.1 million relates to contingent success fees from the sales of businesses), $2.3 million of consulting expenses associated with systems implementation activities, $1.7 million of consulting expenses associated with a reorganization project, $1.4 million of transaction costs associated with acquisitions, $1.2 million write-off of assets, and $4.0 million of other non-recurring expenses.

ADAPTHEALTH CORP.
Free Cash Flow

This press release presents AdaptHealth’s free cash flow for the three and nine months ended September 30, 2026 and 2025.

AdaptHealth defines free cash flow as net cash provided by operating activities less cash paid for purchases of equipment and other fixed assets.

The following unaudited table reconciles net cash provided by operating activities to free cash flow for the three and nine months ended September 30, 2026 and 2025:

	Three Months Ended		Nine Months Ended
(in thousands)	September 30,		September 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$156,589	$161,066	$395,613	$418,587
Purchases of equipment and other fixed assets	(105,525)	(94,242)	(392,981)	(278,492)
Free cash flow	$51,064	$66,824	$2,632	$140,095

Contacts
AdaptHealth Corp.
Harriss T. Currie
Chief Financial Officer

Luke Montgomery, CFA
Senior Vice President, Investor Relations
IR@adapthealth.com